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                                                                  EXHIBIT (z)(1)
                               LINDNER INVESTMENTS

                                POWER OF ATTORNEY

The undersigned trustee of Lindner Investments (the "Trust") hereby appoints Doug T. Valassis and Robert L. Miller, and either of them individually, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below, such Post-Effective Amendments to the Trust's Registration Statement on Form N-1A with the Securities and Exchange Commission as may be necessary or desirable in connection with the continued offering of the Trust's shares of beneficial interest.



/s/ Doug T. Valassis                       Date: August 16, 2001
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Doug T. Valassis